EXHIBIT 99.1

Morgans Hotel Group Announces Equity Partner for Hard Rock Hotel & Casino Acquisition

DLJ Merchant Banking Partners Enters Into Agreement to Provide Two-Thirds of Equity to Fund Transaction

NEW YORK—(BUSINESS WIRE)—Nov. 7, 2006—Morgans Hotel Group Co. (Nasdaq: MHGC) (“MHG”) today announced that it has entered into a definitive agreement with DLJ Merchant Banking Partners (“DLJMB”), a leading private equity investment affiliate of Credit Suisse, under which DLJMB and MHG will form a joint venture, Hard Rock Holdings, into which DLJMB and affiliates will invest up to $250 million in total equity in connection with the acquisition and development of the Hard Rock Hotel & Casino in Las Vegas and related assets. Following the acquisition of the Hard Rock, the joint venture will own, manage, renovate and develop the various operating assets, land and intellectual property assets of the Hard Rock.

Under the terms of the agreement, MHG will invest one third of the initial capital contribution of $150 million, or $50 million, to finance the acquisition of the property and related assets in exchange for a one-third equity interest in the joint venture and DLJMB will invest the remaining two thirds, or $100 million, in exchange for a two-thirds equity interest in the joint venture. Closing of the joint venture with DLJMB is subject to various conditions including obtaining necessary gaming approvals and financing, and is further subject to certain termination rights including if adequate financing is not arranged on terms that are acceptable to DLJMB.

“Entering into an agreement with an equity partner has been a top priority for us in anticipation of our closing the Hard Rock transaction, and we are extremely pleased to have reached this agreement with DLJ Merchant Banking Partners,” said Ed Scheetz, President and Chief Executive Officer of MHG. “We believe DLJMB’s investment philosophy and expertise in the hotel and gaming sector make it the ideal partner for us, and we look forward to working with them to close the transaction as soon as possible. Together, we will transform the Hard Rock into the premier boutique property in Las Vegas. We will also explore the promising development opportunities to sell, joint venture and take advantage of the excess land and branding rights. With our Echelon project on track and the closing of the Hard Rock on the horizon, we look forward to having a significant presence in the Las Vegas market, which has been a key element to our growth strategy.”

“We are very pleased to be partnering with Morgans Hotel Group to complete the Hard Rock transaction,” said Steven Rattner, Managing Director and Head of DLJ Merchant Banking Partners. “We have significant experience in the hotel and gaming sphere, and are extremely excited at the prospect of taking ownership in this iconic property with a world-class operating partner.”

Under the terms of the agreement, DLJMB will agree to fund 100% of the capital commitments to expand the Hard Rock property, up to a total of an additional $150 million. MHG will have the option to fund the expansion projects proportionate to its equity interest in the joint venture.

MHG and DLJMB will enter into a Management Services Agreement at closing, under which MHG will manage the Hard Rock Hotel, retail, food and beverage and other businesses related to operating the Hard Rock. The term of the contract is 20 years with two ten-year renewals and is subject to certain performance tests beginning in 2009.

Background

On May 11, 2006, MHG announced the acquisition of the Hard Rock Hotel & Casino, an adjacent 23-acre land parcel, and other related assets including intellectual property rights from Peter Morton for an aggregate purchase price of $770 million in cash. The transaction is expected to close by early next year.

On November 6, 2006, the Company executed a definitive lease agreement with an affiliate of Golden Gaming, Inc., a major gaming enterprise in Nevada whose principals have extensive experience in casino management. The Golden Gaming affiliate will operate the casino pursuant to the terms of the lease. The lease has a term of up to two years and will commence immediately upon the closing of the Hard Rock acquisition. The commencement of the lease is subject to customary conditions, including obtaining necessary gaming approvals.

About Morgans Hotel Group

Morgans Hotel Group Co. (Nasdaq: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America,

Asia and around the world. For more information please visit www.morganshotelgroup.com.

About DLJ Merchant Banking Partners

DLJ Merchant Banking Partners (DLJMB) is a leading private equity investor that has a 21-year record of investing in leveraged buyouts and related transactions across a broad range of industries. Its ‘independent, affiliated’ model provides the benefits of access to deal opportunities and other resources from Credit Suisse, as well as investment opportunities originated internally by its Global Industry Partners in the healthcare, media, financial services, retail/consumer and industrial sectors. DLJMB, with offices in New York, London and Los Angeles, is part of Credit Suisse’s Alternative Investments business (“AI”), one of the largest alternative asset managers in the world with more than US$108 billion of assets under management, including US$29 billion of private equity assets across a diverse global family of funds.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the completion of transactions, including the Hard Rock Hotel & Casino acquisition, the joint venture with DLJ Merchant Banking Partners, and the obtaining of all required financing in connection with such transactions, and the integration of properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group Co.’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

CONTACT: Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Eric Brielmann, 212-355-4449

SOURCE: Morgans Hotel Group Co.